AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement dated as of the 1st day of February, 2004 between First Security Benefit Life Insurance and Annuity Company of New York, Dreyfus Investment Portfolios, Dreyfus Variable Investment Fund, and Dreyfus Service Corporation (the "Agreement") is hereby amended, as follows:

     Exhibit B to the Agreement is hereby deleted, and replaced with the Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the 19th day of September, 2006.

FIRST SECURITY BENEFIT LIFE                     ON BEHALF OF THOSE DREYFUS FUNDS
INSURANCE AND ANNUITY COMPANY                         LISTED ABOVE AS PARTIES TO
OF NEW YORK                                                        THE AGREEMENT

By: /s/Thomas A. Swank                             By:  /s/ Michael A. Rosenberg
    ------------------                                  ------------------------

Name: Thomas A. Swank                              Name:    Michael A. Rosenberg
      ---------------                                       --------------------

Title:  VP, CFO, and Treasurer                     Title:   Secretary
                                                            --------------------

DREYFUS SERVICE CORPORATION

By:  /s/ Gary R. Pierce
     ------------------

Name:    Gary R. Pierce
         --------------

Title:   Chief Financial Officer
         -----------------------

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                                    EXHIBIT B

                                SEPARATE ACCOUNTS

Variable Annuity Account A
Variable Annuity Account B